As filed with the Securities and Exchange Commission on June 11, 2015

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

ELECTRUM SPECIAL ACQUISITION CORPORATION

British Virgin Islands	6770	N/A
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

c/o The Electrum Group LLC
700 Madison Avenue, 5th Floor
New York, NY 10065
(646) 365-1600

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Eric N. Vincent, Chief Executive Officer
Electrum Special Acquisition Corporation
c/o The Electrum Group LLC
700 Madison Avenue, 5th Floor
New York, NY 10065
(646) 365-1600

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Alan I. Annex, Esq. Jason T. Simon, Esq. Greenberg Traurig, LLP 200 Park Avenue New York, New York 10166 (212) 801-9200	Douglas S. Ellenoff, Esq. Stuart Neuhauser, Esq. Ellenoff Grossman & Schole LLP 1345 Avenue of the Americas New York, NY 10105 (212) 370-1300

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ 333-203599

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒	Smaller reporting company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of each Class of Security being registered	Amount being Registered		Proposed Maximum Offering Price Per Security(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee
Units, each consisting of one ordinary share of no par value and one Warrant	2,875,000 Units	(2)	$10.00	$28,750,000	$3,341.00
Ordinary Shares of no par value, included as part of the Units	2,875,000 Shares	(2)	—	—	—	(3)
Warrants included as part of the Units(4)	2,875,000 Warrants	(2)	—	—	—	(3)
Total				$28,750,000	$3,341.00	(5)

(1)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o).
(2)	Includes 375,000 Units and 375,000 ordinary shares and 375,000 Warrants underlying such Units which may be issued on exercise of a 45-day option granted to the Underwriters to cover over-allotments, if any.
(3)	No fee pursuant to Rule 457(g).
(4)	Pursuant to Rule 416, there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.
(5)	The Registrant previously registered securities having a proposed maximum aggregate offering price of $172,500,000 on its Registration Statement on Form S-1, as amended (File No. 333-203599), for which a filing fee of $20,045 was previously paid.

This Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE

This Registration Statement on Form S-1 is being filed with respect to the registration of 2,875,000 additional units, each unit consisting of one ordinary share of no par value and one Warrant, of Electrum Special Acquisition Corporation pursuant to Rule 462(b) under the Securities Act of 1933, as amended, including 375,000 units that may be purchased by the underwriters to cover over-allotments, if any. This Registration Statement relates to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-203599) (the “Prior Registration Statement”), initially filed by the Registrant on April 23, 2015 and declared effective by the Securities and Exchange Commission on June 10, 2015. The required opinions of counsel and related consents and accountant’s consent are attached hereto and filed herewith. Pursuant to Rule 462(b), the contents of the Prior Registration Statement, including the exhibits thereto, are incorporated by reference into this Registration Statement.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16. Exhibits and Financial Statement Schedules.

(a) All exhibits filed with or incorporated by reference in the Registration Statement on Form S-1 (SEC File No. 333-203599) are incorporated by reference into, and shall be deemed a part of, this Registration Statement, and the following additional exhibits are filed herewith, as part of this Registration Statement:

Exhibit No.	Description
5.1	Opinion of Ogier.
5.2	Opinion of Greenberg Traurig, LLP.
23.1	Consent of WithumSmith+Brown, PC.
23.2	Consent of Ogier (included in Exhibit 5.1).
23.3	Consent of Greenberg Traurig, LLP (included in Exhibit 5.2).

II-1

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, New York, on the 11th day of June, 2015.

ELECTRUM SPECIAL ACQUISITION CORPORATION

By:	/s/ Eric N. Vincent Name: Eric N. Vincent Title: Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Position	Date
/s/ Thomas S. Kaplan Thomas S. Kaplan	Chairman of the Board	June 11, 2015
/s/ Eric N. Vincent Eric N. Vincent	Chief Executive Officer (Principal executive officer and principal financial and accounting officer)	June 11, 2015
/s/ Dwight W. Anderson Dwight W. Anderson	Director	June 11, 2015
/s/ David W. Peat David W. Peat	Director	June 11, 2015
/s/ Thomas A. Ronzetti III Thomas A. Ronzetti III	Director	June 11, 2015
/s/ Marc S. Goodman Marc S. Goodman	Director	June 11, 2015
/s/ Diana J. Walters Diana J. Walters	Director	June 11, 2015

II-2